UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Heritage Drive, Suite 200
Jupiter, FL 33458
(Address of principal executive offices, including zip code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Offering (as defined below), on June 22, 2026, Ligand Pharmaceuticals Incorporated (the “Company”), as borrower, entered into a Consent and Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with certain of the Company’s subsidiaries, as Guarantors (as defined therein), the Lenders (as defined therein) party thereto, and Citibank, N.A., as Administrative Agent (as defined therein), which amends that certain Credit Agreement, dated as of October 12, 2023, by and among the Company, certain of its subsidiaries, as Guarantors (as defined therein), the Lenders (as defined therein) party thereto, and Citibank, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (each as defined therein) (as amended by that certain First Amendment to Credit Agreement, dated as of July 8, 2024, that certain the Second Amendment to Credit Agreement dated as of August 11, 2025 and that certain Third Amendment to Credit Agreement, dated as of September 12, 2025, the “Credit Agreement”; the Credit Agreement, as amended by the Fourth Amendment, the “Amended Credit Agreement”), to permit, among other things, the issuance of the Notes (as defined below) contemplated by the Offering and to amend the minimum Consolidated EBITDA required under the Amended Credit Agreement for the four consecutive fiscal quarter periods ending June 30, 2026, September 30, 2026, December 31, 2026, and March 31, 2027 to be $100,000,000 and for each four consecutive fiscal quarter periods ending thereafter, $150,000,000.

References to the terms of the Fourth Amendment and the Credit Agreement are qualified in their entirety by reference to the full text of the Fourth Amendment, which is incorporated herein by reference to Exhibit 10.1.

Item 8.01	Other Events.

On June 22, 2026, the Company issued a press release announcing the proposed offering of $550 million aggregate principal amount of convertible senior notes due 2031 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced its intent to grant the initial purchasers of the Notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the Notes are issued, up to an additional $82.5 million aggregate principal amount of Notes. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consent and Fourth Amendment to Credit Agreement, dated as of June 22, 2026, to that certain Credit Agreement, dated as of October 12, 2023, by and among Ligand Pharmaceuticals Incorporated, certain of its subsidiaries, as Guarantors (as defined therein), the Lenders (as defined therein) party thereto, and Citibank, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (each as defined therein), as amended by that certain First Amendment to Credit Agreement, dated as of July 8, 2024, that certain the Second Amendment to Credit Agreement dated as of August 11, 2025 and that certain Third Amendment to Credit Agreement, dated as of September 12, 2025.

99.1	Press Release dated as of June 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 22, 2026	By:	/s/ Andrew Reardon
	Name:	Andrew Reardon
	Title:	Chief Legal Officer and Secretary